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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            Agree Realty Corporation
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                        [AGREE REALTY CORPORATION LOGO]

                            AGREE REALTY CORPORATION
                           31850 Northwestern Highway
                           Farmington Hills, MI 48334

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 5, 2003
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     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of AGREE REALTY CORPORATION, a Maryland corporation, will be held at 11:00 a.m. local time, on May 5, 2003, at the Courtyard by Marriott (formally Best Western Executive Hotel & Suites), 31525 West 12 Mile Road, Farmington Hills, Michigan for the following purposes:

     1. To elect two directors to serve until the annual meeting of stockholders in 2006, or until their successors are duly elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Stockholders of record at the close of business on March 21, 2003 will be entitled to notice of and to vote at the annual meeting or at any adjournment thereof.

     Stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU NOW PLAN TO ATTEND THE MEETING, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A POSTAGE PAID RETURN ENVELOPE IS PROVIDED. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person. It is important that your shares be voted.

                                          By Order of the Board of Directors

                                          /s/ Kenneth R. Howe
                                          Kenneth R. Howe
                                          Vice President, Finance and
                                          Secretary

March 24, 2003
Farmington Hills, Michigan

                        [AGREE REALTY CORPORATION LOGO]

                            AGREE REALTY CORPORATION
                           31850 Northwestern Highway
                           Farmington Hills, MI 48334
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                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 5, 2003
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                                    GENERAL

     This proxy statement (the "Proxy Statement") is furnished by the Board of Directors of Agree Realty Corporation (the "Company") in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting of stockholders to be held on May 5, 2003 (the "Annual Meeting"), at the Courtyard by Marriott (formally Best Western Executive Hotel & Suites), 31525 West 12 Mile Road, Farmington Hills, Michigan, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record at the close of business on March 21, 2003, will be entitled to vote.

     Any proxy, if received in time, properly signed and not revoked, will be voted at the Annual Meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted for the proposal set forth in this Proxy Statement. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (i) by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, (ii) by preparation at the Annual Meeting of a subsequent proxy executed by the person executing the prior proxy, or (iii) by attendance at the Annual Meeting and voting in person.

     Votes cast in person or by proxy at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting, and the inspectors, assisted by the Company's Secretary, will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders.

     Broker non-votes occur when proxies submitted by a broker, bank or other nominee holding shares in "street name" do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals. We will treat broker non-votes as shares that are present and entitled to vote for quorum purposes. However, broker non-votes will not be counted as votes cast on a proposal and will have no effect on the result of the vote on that proposal.

     Solicitation of proxies will be primarily by mail. However, directors and officers of the Company also may solicit proxies by telephone or telecopy or in person. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by the Company. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons. It is anticipated that this Proxy Statement and the enclosed proxy card first will be mailed to stockholders on or about March 24, 2003.

     As of March 21, 2003, 4,479,345 shares of the Company's Common Stock ("Common Stock"), $.0001 par value per share, were outstanding. Each share of Common Stock entitles the holder thereof to one vote on each of the matters to be voted upon at the Annual Meeting. As of the record date, executive officers and Directors of the Company had the power to vote approximately 4.80% of the outstanding shares of Common Stock. The Company's executive officers and Directors have advised the Company that they intend to vote their shares of Common Stock in favor of the proposal set forth in this Proxy Statement.

                             ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

     The Board of Directors of the Company currently consists of five Directors. The Directors currently are divided into three classes, consisting of two members whose terms expire at the Annual Meeting, one member whose term expires at the 2004 annual meeting of stockholders and two members whose terms expire at the 2005 annual meeting of stockholders. At the Annual Meeting, two Directors will be elected and qualified. Gene Silverman and Farris Kalil are nominees for election as Directors at the Annual Meeting, each to hold office for a term of three years until the annual meeting of stockholders to be held in 2006. The term of Ellis Wachs expires in 2004 and the terms of Richard Agree and Michael Rotchford expire in 2005. Directors are elected by a plurality of the votes cast at the Annual Meeting either in person or by proxy.

NOMINEES FOR ELECTION AS DIRECTOR

     THE FOLLOWING INDIVIDUALS ARE NOMINATED FOR ELECTION AS DIRECTORS AT THE ANNUAL MEETING:

     Gene Silverman, 69, has been a director of the Company since April 1994. Mr. Silverman has been a consultant to the entertainment industry since 1996. From July 1993 until his retirement in December 1995, Mr. Silverman served as the President and Chief Executive Officer of Polygram Video, USA, a division of Polygram N.V., a New York Stock Exchange listed company. Prior thereto, he was Senior Vice President of sales at Orion Home Video from 1987 through 1992. In 1979 Mr. Silverman founded the Detroit-based distribution company named Video Trend, Inc. In addition, he owned and operated Music Trend, Inc. and Merit Music Distribution, Inc. in Detroit. Mr. Silverman is a nominee for a three-year period expiring in 2006.

     Farris G. Kalil, 64, has been a Director of the Company since December 1993. Mr. Kalil has been a financial consultant since June 1999. From November 1996 until his retirement in May 1999 Mr. Kalil served as Director of Business Development for the Commercial Lending Division of Michigan National Bank, a national banking institution. From May 1994 to November 1996, Mr. Kalil served as a Senior Vice President for Commercial Lending at First of America
Bank -- Southeast Michigan, N.A. Prior thereto, Mr. Kalil served as a Senior Vice President of Michigan National Bank where he headed the Commercial Real Estate Division, Corporate Special Loans, Real Estate Asset Management/Real Estate Owned Group, and the Government Insured Multi-Family Department. He had been with Michigan National Corporation since 1960. Mr. Kalil received his B.S. from Wayne State University and continued his education at the Northwestern University School of Mortgage Banking. Mr. Kalil is a nominee for a three-year period expiring in 2006.

OTHER DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

     Ellis G. Wachs, 73, has been a Director of the Company since 1993. Mr. Wachs is one of the four founders of Charming Shoppes, Inc. where, for a forty year period ending in 1991, he held various positions, including Executive Vice President, with various responsibilities including merchandise acquisition, real estate leasing and site location. Since 1991 he has served as a consultant to Charming Shoppes, Inc. and he currently is a real estate investor. He is a graduate of the University of Illinois and a board member of the Philadelphia Free Library.

     Richard Agree, 59, has been President and Chairman of the Board of Directors since December 1993. Prior thereto, he worked as managing partner of the general partnerships which held the Company's properties prior to the formation of the Company and the initial public offering and was President of the predecessor company since 1971. Mr. Agree has managed and overseen the development of over 5,000,000 square feet of anchored shopping center space during the past 31 years. He is a graduate of the Detroit College of Law and a member of the State Bar of Michigan and the International Council of Shopping Centers.

     Michael Rotchford, 44, has been a Director of the Company since December 1993. He is a Senior Managing Director for Cushman & Wakefield, Inc., a company specializing in real estate services. Prior to joining Cushman & Wakefield in 2000 he served as Managing Director of The Saratoga Group, an investment banking organization specializing in tax and asset-based financing. Mr. Rotchford had been with The Saratoga Group since 1991. Prior to 1991, Mr. Rotchford was a Director in the investment banking division of Merrill Lynch & Co. where he managed the commercial mortgage placement group. Mr. Rotchford holds a bachelor's degree, with high honors, from the State University of New York at Albany. He is also a licensed real estate broker.

     The Board of Directors met five times during fiscal year 2002. During the year ended December 31, 2002, each Director attended 75 percent or more of the aggregate of both (i) the total number of the meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the board on which each such Director served.

COMPENSATION OF DIRECTORS

     Directors of the Company were paid an annual fee of $10,000. In addition, the chairman of the Audit Committee received an annual fee of $4,000. Directors traveling from outside the Farmington Hills, Michigan area, are reimbursed for out-of-pocket expenses in connection with their attendance at meetings. For the year ended December 31, 2002, the Company paid total compensation of $44,000 to the Directors. No fees are paid to Directors who are employees of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Executive Compensation Committee. The Board of Directors does not have a standing nominating and corporate governess committee.

     The Executive Committee is composed of Messrs. Agree, Rotchford and Wachs. The committee has the authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board of Directors, the execution of certain contracts and agreements, including those related to the borrowing of money by the Company, and generally to exercise all other powers of the Board of Directors except for those which require action by a majority of the independent Directors or the entire Board. The Executive Committee met once during 2002.

     The Audit Committee is composed of Messrs. Kalil, Wachs and Silverman, each of whom is independent (as defined in Section 303 of the New York Stock Exchange's Listed Company Manual). The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met two (2) times during 2002. In addition, on four (4) occasions the Audit Committee authorized Farris Kalil, Chairman to act on behalf of the Committee in reviewing with management and the Company's independent public accountants, quarterly financial statements of the Company. Mr. Kalil conducted such reviews.

     The Executive Compensation Committee is composed of Messrs. Kalil, Silverman and Wachs. The Executive Compensation Committee determines compensation for the Company's executive officers, in addition to administering the Company's stock option and other employee benefit plans, including the Company's 1994 Stock Incentive Plan (the "Stock Incentive Plan"). The Executive Compensation Committee met two (2) times during 2002.

     The Directors do not have a nominating committee but act as a group on such matters.

                               EXECUTIVE OFFICERS

     The following sets forth certain information with respect to Mr. Howe, Mr. Schaefer, Mr. Prueter and Mr. Coburn the only executive officers that are not Directors of the Company.

     Kenneth R. Howe, 54, has been Vice President, Finance of the Company since June 1994 and Secretary of the Company since November 1993. Prior to being appointed as Vice President, Finance, Mr. Howe served as Chief Financial Officer of the Company since November 1993. From 1989 to April 1994 he was Controller of Agree Development Company, a predecessor of the Company. From 1984 to 1989, he was a partner in Straka, Jarackas and Company, a public accounting firm with which he was employed since 1974. He is a graduate of Western Michigan University and a certified public accountant.

     Mr. Bruce J. Schaefer, 59, has been Vice President, Leasing of the Company since January 1, 1998. Prior to being appointed to this position, Mr. Schaefer had directed the Company's leasing activities since April 1994. From 1988 to April 1994 he coordinated all leasing activities for Agree Development Company.

     Mr. David J. Prueter, 47, has been Vice President of the Company since January 10, 2000. From 1997 until joining Agree Realty Corporation Mr. Prueter was Director of U.S. Real Estate for Borders, Inc. Prior to joining Borders, Inc. Mr. Prueter served as the Senior Manager of Real Estate Operations for the Kroger Co. Mr. Prueter is a state committee member of the Michigan chapter of the International Council of Shopping Centers, holds a MCR from NACORE and is a graduate of Western Michigan University.

     Mr. Nicholas Coburn, 31, has been Vice President of the Company since January 17, 2001. Prior to being appointed to this position, Mr. Coburn had directed the Company's development activities since December 1997. From 1996 until joining Agree Realty Corporation Mr. Coburn was employed at Lewiston-Smith Realty Company. Mr. Coburn is a member of the State Bar of Michigan and the American Society of Civil Engineers. He holds a J.D. from the University of Detroit School of Law and a B.S. in Civil Engineering from the University of Colorado.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and Directors, and persons who beneficially own more than 10% of the Common Stock ("10% Stockholders"), to file reports of beneficial ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Executive officers, Directors and 10% Stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 which they file.

     To the best of the Company's knowledge, based upon copies of Forms furnished to it and written representations from executive officers, Directors and 10% Stockholders, all applicable Section 16(a) reporting requirements were complied with during the year ended December 31, 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The beneficial ownership of the Common Stock (the Company's only outstanding class of equity securities) with respect to each Director of the Company, each executive officer of the Company, each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, and all Directors and executive officers of the Company as a group as of March 15, 2003 is set forth below.

                                                  AMOUNT AND
                                                  NATURE OF
          NAME AND BUSINESS ADDRESS               BENEFICIAL     PERCENT
           OF BENEFICIAL OWNERS(1)               OWNERSHIP(2)    OF CLASS
          -------------------------              ------------    --------
Richard Agree................................      485,585         9.38%
Edward Rosenberg.............................      257,794         4.98%
David J. Prueter.............................       51,620             *
Kenneth R. Howe..............................       38,250             *
Bruce J. Schaefer............................       20,175             *
Gene Silverman...............................       20,159             *
Nicholas Coburn..............................       19,965             *
Farris G. Kalil..............................        8,000             *
Ellis G. Wachs...............................        1,000             *
Michael Rotchford............................        1,000             *
                                                   -------        ------
All directors and executive officers as a
  group (9 persons)..........................      645,754        12.48%
                                                   =======        ======

---------------------
 *  Less than 1%

(1) The address of each person is c/o the Company at 31850 Northwestern Highway, Farmington Hills, MI 48334

(2) Includes shares of Common Stock issuable upon conversion of limited partnership units held by Messrs. Agree and Rosenberg in Agree Limited Partnership, the Company's operating partnership. These units entitle Messrs. Agree and Rosenberg to acquire 347,619 and 257,794 shares of Common Stock, respectively. These numbers also include shares of Common Stock subject to options exercisable within 60 days granted to Messrs. Agree and Howe of 18,375 and 4,900, respectively, and 60,000 shares of Common Stock assigned by Mr. Agree to his children's irrevocable investment trusts. These numbers also include 48,400, 32,750, 19,150, 10,000 and 14,000 shares of restricted stock held by Messrs. Agree, Howe, Schaefer, Prueter and Coburn respectively.

                             EXECUTIVE COMPENSATION

ANNUAL COMPENSATION

     The Company pays compensation to its executive officers for their services in such capacity. The following Summary Compensation Table sets forth the annual and long-term compensation paid by the Company to each executive officer of the Company (the "Named Executive Officers") for, or with respect to, the fiscal periods ended December 31, 2002, 2001 and 2000.

                           SUMMARY COMPENSATION TABLE
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                                                                          LONG-TERM COMPENSATION
                                                                     --------------------------------
                                                                                        COMMON STOCK
                                          ANNUAL COMPENSATION        RESTRICTED          UNDERLYING
                                      ---------------------------      STOCK            STOCK OPTION
   NAME AND PRINCIPAL POSITION        YEAR     SALARY      BONUS     AWARDS($)          AWARDS (#SHS)
   ---------------------------        ----     ------      -----     ----------         -------------
Richard Agree.....................    2002    $180,000         --     $114,994(1)(2)          --
  Chairman of the Board               2001    $165,000         --     $103,774(1)             --
  and President                       2000    $160,096         --     $ 83,974(1)             --
Kenneth R. Howe...................    2002    $120,000    $15,000     $ 64,432(1)(2)          --
  Vice President, Finance             2001    $106,731    $16,923     $ 51,390(1)             --
  and Secretary                       2000    $ 95,769    $15,385     $ 44,938(1)             --
Bruce J. Schaefer.................    2002    $ 96,000    $ 6,500     $ 38,875(1)(2)          --
  Vice President, Leasing             2001    $ 93,500    $18,886     $ 37,831(1)             --
                                      2000    $ 90,721    $41,857     $ 34,156(1)             --
David J. Prueter..................    2002    $160,000         --     $ 18,600(1)(2)          --
  Vice President                      2001    $150,000         --     $  6,875(1)             --
                                      2000    $137,308    $50,000           --(1)             --
Nicholas Coburn...................    2002    $100,000    $10,000     $ 33,160(1)(2)          --
  Vice President                      2001    $ 78,000    $ 8,000     $ 20,770(1)             --

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(1) The dollar value of the award of restricted stock is calculated by multiplying the closing market price of the Common Stock on the date of the award by the number of shares awarded. Messrs. Agree, Howe, Schaefer, Prueter and Coburn were awarded 10,000, 5,000, 2,500, 2,500 and 3,500 shares of restricted stock on January 1, 2003; Mr. Prueter was awarded 2,500 shares of restricted stock on September 12, 2002; Messrs. Agree, Howe, Schaefer, Prueter and Coburn were awarded 8,000, 4,500, 2,500, 2,500 and 3,500 shares of restricted stock, respectively on January 1, 2002; Messrs. Agree, Howe, Schaefer and Prueter were awarded 7,200, 4,000 and 2,500 shares of restricted stock, respectively on January 1, 2001; Messrs. Agree, Howe and Schaefer were awarded 7,200, 4,000, 2,500 and 2,500 shares of restricted stock, respectively, on January 1, 2000. These shares of restricted stock are (i) subject to restrictions on transfer which lapse in equal annual installments over a five-year period from the date of the grant and (ii) are entitled to and receive dividends from the date of the grant.

(2) At December 31, 2002, Messrs. Agree, Howe, Schaefer, Prueter and Coburn owned 38,400, 27,750, 16,650, 7,500 and 10,500 shares of restricted stock, respectively, the market value (as computed pursuant to footnote (1) above) of which was $648,960, $468,975, $281,385, $126,750 and $177,450,
    respectively.

OPTION GRANTS

     During the year ended December 31, 2002, the Company did not grant any stock options to purchase shares of Common Stock.

OPTION EXERCISES IN 2002 AND YEAR-END VALUES TABLE

     The following table sets forth certain information with respect to unexercised stock options held by the Named Executive Officers at December 31, 2002. None of the Named Executive Officers exercised any stock options during the year ended December 31, 2002.

                        VALUE OF UNEXERCISED OPTIONS(1)

                                                                         NUMBER OF
                                                                    UNEXERCISED OPTIONS
                                                                  AT DECEMBER 31, 2002(2)
                                                                ----------------------------
                NAME AND PRINCIPAL POSITION                     EXERCISABLE    UNEXERCISABLE
                ---------------------------                     -----------    -------------
Richard Agree
  Chairman of the Board and President.......................      18,375            --
Kenneth R. Howe
  Vice President, Finance and Secretary.....................       4,900            --

---------------------
(1) No options were in-the-money at December 31, 2002.

(2) All unexercised options are fully vested, have an exercise price of $19.50 per share and expire upon employment termination.

EMPLOYMENT AGREEMENTS

     The Company's current employment agreements with Mr. Agree and Mr. Howe became effective on July 1, 1999. Mr. Prueter's employment agreement became effective on January 10, 2000. Mr. Schaefer and Mr. Coburn do not have employment contracts with the Company. Mr. Agree's employment agreement, pursuant to which he serves Chairman of the Board of Directors and President of the Company, has a five-year term. Under his employment agreement, Mr. Agree receives an annual base salary of $189,000, subject to annual increases at the discretion of the Executive Compensation Committee of the Board of Directors, and is entitled to participate in the Stock Incentive Plan and all other benefit programs generally available to executive officers of the Company.

     If the Company terminates Mr. Agree's employment without cause (as defined below), he is entitled to receive a payment equal to his annual salary (at the then applicable rate) and has the right to continue to participate in all benefit plans made generally available by the Company to its executives during the agreement's Initial Term.

     If a change-in-control (as defined in the employment agreement) occurs prior to the expiration of Mr. Agree's employment agreement and within three years after the change-in-control of the Company Mr. Agree is terminated by the Company, Mr. Agree is entitled to be paid the greater of three times his then compensation, or his compensation to be paid over the remaining life of the employment agreement.

     The Company may terminate Mr. Agree's agreement for "cause" which is defined to include (i) willful failure or refusal to perform specific reasonable written directives of the Board of Directors; (ii) conviction of a felony; (iii) dishonesty involving the Company which results in an unjust gain or enrichment at the expense of the Company; (iv) moral turpitude which adversely affects the business of the Company; or (v) a material breach of the non-competition section of the employment agreement. In the event of Mr. Agree's termination for cause he will forfeit his right to any and all benefits entitled to be received pursuant to his employment agreement (other than any previously vested benefits) following the date of termination. Mr. Agree's agreement may also be terminated if Mr. Agree dies or becomes disabled (as defined in the agreement). In the event of termination of the agreement because of Mr. Agree's death or disability, Mr. Agree (or his estate) shall receive for the longer of (i) the remainder of the calendar year; or (ii) six months Mr. Agree's salary in effect at the date of his death or disability.

     The employment agreement with Mr. Howe, pursuant to which he serves as the Company's chief Financial Officer and Secretary, is identical to Mr. Agree's employment agreement, except that Mr. Howe's agreement provides for an annual base salary of $126,000.

     The employment agreement with Mr. Prueter, pursuant to which he serves as a Vice President, is also identical to Mr. Agree's employment agreement, except that Mr. Prueter's agreement provides for an annual base salary of $168,000. The agreement also entitles Mr. Prueter to receive as an additional bonus 2,500 shares of restricted stock each year.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No person who served as a member of the Executive Compensation Committee during 2002 (i) was an officer or employee of the Company during such year, (ii) was formerly an officer of the Company or (iii) was a party to any material transaction with the Company.

     No executive officer of the Company served as a member of the compensation or similar committee or board of directors of any other entity of which an executive officer served on the Executive Compensation Committee or the Board of Directors of the Company.

                         COMPENSATION COMMITTEE REPORT

     The Executive Compensation Committee is comprised of Messrs. Kalil, Silverman and Wachs. Members of the Executive Compensation Committee, all of whom must be independent directors of the Company, are selected each year by the full Board of Directors.

     The Executive Compensation Committee determines compensation for the Company's executive officers and administers any stock incentive or other compensation plans adopted by the Company, including the Stock Incentive Plan. The Executive Compensation Committee believes that the Company's compensation package must be structured in a manner that will help the Company attract and retain qualified executives and will align compensation of such executives with the interests of the stockholders. The compensation package currently consists of salary, bonus and long-term compensation in the form of stock options and restricted stock awards issued pursuant to the Stock Incentive Plan.

SALARY, BONUS AND OTHER ANNUAL COMPENSATION

     Salary and bonus amounts are determined by the Executive Compensation Committee using a subjective evaluation process. In making determinations of salary and bonus amounts, the Executive Compensation Committee considers the general performance of the Company, the officer's position, level and scope of responsibility and the officer's anticipated performance and contributions to the Company's achievement of its long-term goals. The base salaries for Richard Agree, Kenneth R. Howe and David J. Prueter were established pursuant to their employment agreements.

STOCK INCENTIVE PLAN

     The Executive Compensation Committee is responsible for administering the Stock Incentive Plan, which includes determining the individuals to be granted stock option awards or restricted stock grants and defining the terms of such awards, including the number of shares, exercise price, vesting schedule and expiration date.

     The purpose of the Stock Incentive Plan is to provide compensation to persons whose services are considered essential to the Company. By linking this compensation to the market performance of the Common Stock and the growth in funds from operations the Company intends to provide additional incentive for officers and key employees to enhance the value and success of the Company and align the long-term interests of the officers and key employees with the interest of the Company.

     The Executive Compensation Committee uses a subjective evaluation process to determine whether an officer or key employee should receive a stock option grant or receive a restricted stock award and the number of shares to be granted or awarded to such officer or key employee. It has not set specific objective goals or standards that an officer or key employee must meet to receive a stock option or restricted stock award. The factors considered by the Executive Compensation Committee include the general performance of the Company, the position, level and scope of responsibility of the respective officer or key employee and the officer's or key employee's anticipated performance and contributions to the Company's achievement of its long-term goals.

     In January 1998, the Committee awarded Messrs. Agree and Howe restricted stock awards of 4,800 and 2,750 shares, respectively; in January 1999, the Committee awarded Messrs. Agree, Howe and Schaefer restricted stock awards of 7,200, 4,000 and 2,500 shares, respectively; in January 2000, the Committee awarded Messrs. Agree, Howe and Schaefer restricted stock awards of 7,200, 4,000 and 2,500 shares, respectively; in January 2002, the Committee awarded Messrs. Agree, Howe, Schaefer, Prueter and Coburn 8,000, 4,500, 2,500, 2,500 and 3,500 shares, respectively; and in January 2003, the Committee awarded Messrs. Agree, Howe, Schaefer, Prueter and Coburn 10,000, 5,000, 2,500, 2,500 and 3,500 shares

     The Executive Compensation Committee did not grant any options to purchase shares of Common Stock in 2002.

     The foregoing report is given by the following members of the Executive Compensation Committee:
                                               Farris G. Kalil
                                               Gene Silverman
                                               Ellis G. Wachs

                             AUDIT COMMITTEE REPORT

     The Board of Directors appoints an audit committee each year to review the Company's financial matters. Each member of the Company's audit committee meets the independence requirements set by the New York Stock Exchange. The audit committee members reviewed and discussed the audited financial statements for the fiscal year ending December 31, 2002 with management. The committee also discussed (i) all the matters required to be discussed by Statement of Auditing Standards No. 61 with the Company's independent auditors, BDO Seidman, LLP and
(ii) the independence of such independent auditors. The audit committee received a written disclosure and letter from BDO Seidman, LLP as required by Independence Standards Board Standard No. 1. Based on their review and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report to Stockholders and Form 10-K for the fiscal year ended December 31, 2002 to be filed with the SEC.

     On August 1, 2000, the Board of Directors approved a revised written charter to govern the audit committee.
                                               Farris Kalil, Chairman
                                               Ellis Wachs
                                               Gene Silverman

                               PERFORMANCE GRAPH

     Rules promulgated under the Securities Exchange Act of 1934 require the Company to present a graph comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return of (i) a broad equity market index, and (ii) a published industry index or peer group. The graph compares the cumulative total stockholder return of the Common Stock (NYSE: ADC), based on the market price of the Common Stock and assuming reinvestment of dividends, with the SNL Shopping Center REIT Index ("SNL"), the S&P 500 Total Return ("S&P 500") and the Russell 2000 Index ("Russell 2000"). The graph assumes the investment of $100 on January 1, 1997.

                                  [LINE GRAPH]

---------------------------------------------------------------------------------------------------------------
                                                               PERIOD ENDING
---------------------------------------------------------------------------------------------------------------
            INDEX               12/31/1997   12/31/1998   12/31/1999   12/31/2000   12/31/2001   12/31/2002
---------------------------------------------------------------------------------------------------------------
 Agree Realty Corporation         100.00        93.23        80.22        87.50       130.08       131.34
---------------------------------------------------------------------------------------------------------------
 S&P 500                          100.00       128.55       155.60       141.42       124.63        96.95
---------------------------------------------------------------------------------------------------------------
 Russell 2000                     100.00        97.45       118.17       114.60       117.45        93.39
---------------------------------------------------------------------------------------------------------------
 SNL Shopping Center REITs        100.00        95.33        84.24       101.26       130.17       150.45
---------------------------------------------------------------------------------------------------------------

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The Company leases its executive offices, located at 31850 Northwestern Highway, Farmington Hills, Michigan from Mrs. Arlene Agree, the wife of Mr. Agree. Under the terms of the lease, which expires December 31, 2003, the Company is required to pay an annual rental of $60,000 ($10.00 per square foot) and is responsible for the payment of real estate taxes, insurance and maintenance expenses relating to the building. Management believes that the lease terms are consistent with leases for similar properties in the area.

                              INDEPENDENT AUDITORS

     Upon recommendation of and approval by the Audit Committee, BDO Seidman, LLP ("BDO") has been selected to act as independent certified public accountants for the Company during the current year. BDO billed the Company the following fees for the year ended December 31, 2002:

                                    FINANCIAL INFORMATION SYSTEM
AUDIT FEES                         DESIGN AND IMPLEMENTATION FEES         ALL OTHER FEES
----------                         ------------------------------         --------------
$32,350...........................              $-0-                         $19,275

     The Audit Committee believes that the non-audit services provided by BDO are compatible with maintaining its independence.

     A representative of BDO will be present at the Annual Meeting and will be provided with the opportunity to make a statement if such representative desires to do so. Such representative is also expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those stated above. If any other business should come before the Annual Meeting, the persons named in the enclosed proxy will vote thereon as they determine to be in the best interests of the Company.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     It is presently contemplated that the 2004 annual meeting of stockholders will be held in mid-May 2004. Any stockholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy for the annual meeting of stockholders to be held in 2004 must be received at the Company's office at 31850 Northwestern Highway, Farmington Hills, MI 48334, no later than November 24, 2003.

     Any shareholder who intends to bring business to the annual meeting in the year 2004, but not include the proposal in our proxy statement, or to nominate a person to the board of directors, must give written notice to our corporate secretary, Kenneth R. Howe at the Company's office at 31850 Northwestern Highway, Farmington Hills, MI 48334, no later than January 23, 2004.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2002 accompanies this Proxy Statement.

                                 OTHER BUSINESS

     The Annual Meeting is being held for the purposes set forth in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement. The Board is not presently aware of business to be transacted at the Annual Meeting other than as set forth in the Notice.

                                          By Order of the Board of Directors



                                          /S/ KENNETH R. HOWE


                                          Kenneth R. Howe
                                          Vice President, Finance and
                                          Secretary

March 24, 2003
Farmington Hills, Michigan

                                   DETACH HERE                            ZAGR72

                                      PROXY


                            AGREE REALTY CORPORATION


              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 5, 2003


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard Agree and Kenneth R. Howe as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the Common Stock of Agree Realty Corporation held on record by the undersigned on March 21, 2003 at the Annual Meeting of Stockholders to be held on May 5, 2003, or any adjournment thereof.


 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR.


SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                  SIDE

AGREE REALTY CORPORATION
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694















                                                   DETACH HERE                                          ZAGR71

        PLEASE MARK
[X]     VOTES AS IN
        THIS EXAMPLE.


THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR EACH
OF THE MATTERS HEREON.



1. Electing two Directors:                                              2. In their judgment, upon such other matters as may
   NOMINEES: (01) Gene Silverman and (02) Farris G. Kalil                  properly come before the meeting.

          FOR           WITHHELD
          [ ]             [ ]

   [ ]_______________________________________
      For both nominees except as noted above

                                                                        MARK HERE IF YOU PLAN TO ATTEND THE MEETING       [ ]

                                                                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [ ]

                                                                        NOTE - PLEASE COMPLETE THIS PROXY AND MAIL TO US PROMPTLY.

                                                                        (Please sign exactly as your name or names appear hereon.
                                                                        Where shares are held jointly both holders should sign.
                                                                        When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.)



Signature:_____________________________  Date:_______________  Signature:_______________________________  Date:______________
